EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Seabridge Gold Inc.

We consent to the incorporation by reference in the Amendment No. 1 to the registration statement on Form F-10 of:

•
our auditors' report dated March 20, 2009 on the consolidated balance sheets of Seabridge Gold Inc. as at December 31, 2008 and 2007 and the consolidated statements of operations and deficit, comprehensive income, accumulated other comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2008; and

•
our auditors’ report dated March 20, 2009, except as to notes 2 through 6(a), which are as of January 20, 2010 on the Reconciliation with United States Generally Accepted Accounting Principles – Item 18 as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008.

and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus.

/S/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
February 12, 2010